UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/  / Preliminary Proxy Statement.

/  / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

/  / Definitive Proxy Statement.

/ X /  Definitive Additional Materials.

/  / Soliciting Material Pursuant to § 240.14a-12.

PUTNAM FUNDS TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/ /  Fee paid previously with preliminary materials.

/ /  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Reminder to Vote Now: Ensure Your Putnam Mortgage Opportunities Fund Shares are Represented

Dear Valued Shareholder:

We haven’t received your voting instructions for your fund’s shareholder meeting on November 4, 2026.

Make your voice heard! Vote today using one of the four methods listed below:

•	Online: www.proxyvote.com.
•	Phone: Call the number on your proxy card to vote through the automated system.
•	Mobile application: Scan the QR code on your proxy card.
•	Mail: Vote, sign and date the enclosed proxy card and return it in the envelope provided.

Your vote matters and could help prevent the shareholder meeting from being adjourned due to lack of shareholder votes.

Questions? Call 800-914-4512 to speak to a proxy specialist.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann
President	Chair
The Putnam Funds	Board of Trustees
The Putnam Funds

Note: Your unique control number can be found on the enclosed proxy card in the box marked with an arrow.

This communication relates to the special meeting of shareholders of Putnam Mortgage Opportunities Fund. The Prospectus/Proxy Statement previously furnished to shareholders contains important information regarding the proposal to be considered at the meeting.